Exhibit (e)(3)(vii)

AMENDMENT NO. 6

DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – EQUITABLE DISTRIBUTORS, LLC – CLASS IA SHARES

AMENDMENT NO. 6 dated as of June 21, 2024 (“Amendment No. 6”), to the Distribution Agreement, dated as of July 16, 2020 (the “Agreement”) between EQ Advisors Trust, a Delaware statutory trust (the “Trust”), and Equitable Distributors, LLC (the “Distributor”), relating to Class IA shares.

The Trust and the Distributor agree to modify and amend the Agreement as follows:

1.

Removed Portfolios. Effective June 21, 2024, Schedule A to the Agreement is amended to delete each Portfolio listed below in light of the combination of each Portfolio’s Class IA shares with Class IB shares of the same Portfolio:

1290 VT Equity Income Portfolio

1290 VT GAMCO Mergers & Acquisitions Portfolio

1290 VT GAMCO Small Company Value Portfolio

1290 VT Socially Responsible Portfolio

EQ/AB Small Cap Growth Portfolio

EQ/Aggressive Allocation Portfolio

EQ/All Asset Growth Allocation Portfolio

EQ/Capital Group Research Portfolio

EQ/ClearBridge Large Cap Growth ESG Portfolio

EQ/ClearBridge Select Equity Managed Volatility Portfolio

EQ/Conservative Allocation Portfolio

EQ/Conservative-Plus Allocation Portfolio

EQ/Core Bond Index Portfolio

EQ/Franklin Small Cap Value Managed Volatility Portfolio

EQ/Global Equity Managed Volatility Portfolio

EQ/Growth Strategy Portfolio

EQ/International Core Managed Volatility Portfolio

EQ/International Value Managed Volatility Portfolio

EQ/Invesco Comstock Portfolio

EQ/Invesco Global Portfolio

EQ/Janus Enterprise Portfolio

EQ/JPMorgan Growth Stock Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core Managed Volatility Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth Managed Volatility Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value Managed Volatility Portfolio

EQ/Loomis Sayles Growth Portfolio

EQ/MFS International Growth Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value Managed Volatility Portfolio

EQ/Moderate-Plus Allocation Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Small Company Index Portfolio

EQ/Value Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Technology Portfolio

2.

Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IA shares, is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 6 as of the date first set forth above.

EQ ADVISORS TRUST		EQUITABLE DISTRIBUTORS, LLC

By:	/s/ Kenneth Kozlowski	By:	/s/ Nicholas Lane
Name:	Kenneth Kozlowski	Name:	Nicholas Lane
Title:	Senior Vice President and Chief Investment Officer	Title:	Chairman of the Board, President and Chief Executive Officer

SCHEDULE A

AMENDMENT NO. 6

DISTRIBUTION AGREEMENT

CLASS IA SHARES

EQ/AB Short Duration Government Bond Portfolio

EQ/Common Stock Index Portfolio

EQ/Core Plus Bond Portfolio

EQ/Equity 500 Index Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Equity Index Portfolio

EQ/Moderate Allocation Portfolio

EQ/Money Market Portfolio

EQ/Quality Bond PLUS Portfolio

Multimanager Aggressive Equity Portfolio